EXHIBIT 99.1

February 19, 2013

Fieldpoint Petroleum Corporation
Mr. Ray Reaves
1703 Edelweiss Dr.
Cedar Park, TX  78613

RE:	Reserve and Economic Evaluation
Fieldpoint Petroleum Corporation
SEC Case Economics
As of January 1, 2013

Mr. Reaves:

As requested, I have prepared the Reserve and Economic Evaluation of various oil and gas properties owned by Fieldpoint Petroleum Corporation as of January 1, 2013.  These evaluations consist of sixty-four (64) properties located throughout Oklahoma and Hemphill County, Texas.   Many of these properties contain numerous wells with Behind-Pipe completions, additional drilling development potential and additional waterflood reserves.  This report contains seventy-four (74) evaluations consisting of sixty-four (64) Proved Developed Producing properties, eight (8) Behind-Pipe properties and two (2) Proved Undeveloped properties.    The two Proved Undeveloped properties consist of three (3) increased density wells to be drilled.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

The Future Net Reserves and Future Net Revenue of the evaluated   Fieldpoint Petroleum Corporation interests as of January 1, 2013, are as follows:

	NET OIL (BBLS)	NET GAS (MCF)	FUTURE NET REVENUE $	DISCOUNTED PRESENT WORTH 10% $

Proved Developed
Producing	62,927	54,355	4,124,348	2,519,939
Behind-Pipe	114,073	359,488	8,367,457	3,770,299
Proved Undeveloped	13,686	11,286	891,067	393,415

Summary Proved	190,686	425,129	13,382,872	6,683,652

Following this report is a table listing the individual well or lease locations and the evaluated Working Interest and Net Revenue Interest.   Following is a table listing the individual and summary Future Net Reserves and Future Net Revenue as of January 1, 2013. Also following this report are the individual production and economic projections of each of these wells and their summaries.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

RESERVE CATEGORIES

The reserves were assigned as Producing, Possible and Probable.   There may be some variation on the individual reserve entity but the aggregate of the reserves were multiple entities should adhere to the required probabilities.
The reserves are estimated and anticipated to be recovered from known accumulations from a given date forward.  These are based on the analysis of drilling, geological, geophysical and engineering data with the use of established technology under specified economic conditions which are generally accepted as being reasonable.

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable.  There is at least a 90% probability that the quantities actually recovered will equal or exceed the estimated Proved reserves.

Probable reserves are those additional reserves are less certain to be recovered than Proved reserves.  There is at least a 50% probability that the quantity actually recovered will equal or exceed the sum of the estimated Probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves.   There is at least 10% probability that the quantity actually recovered will equal or exceed the sum of the estimated Possible reserves.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

RESERVE DETERMINATION

All of the evaluated properties are disbursed by Ram Operating Company, although only slightly more than half are operated. The public reported production for the wells are available through August 1, 2012, however there are many errors and inconsistencies in the public data.   The Ram Operating Company properties have production histories available by the remittances through September 2012.  The outside operated properties had production by the remittances through July or August 2012.

The Proved Developed Producing properties were assigned reserves by assigning the latest available production rates and then extrapolating each property’s historical production decline until its economic limit was reached.

The production data available through public services was often missing several months with a greater amount of errors in the more recent production.  These public figures were compared to the volumes from the remittances, if the data did not agree the production histories were based on the remittance data.   Beginning June 2011, the sales remittance volumes changed on many of the gas wells changed from total gas to a reduced process gas volume (usually 50%-75% of the total gas) with associated sales of plant products.  If there was consistent public data to compare with the processed gas, the public reported data was used with a calculated gas price from the total sales and production.   For those properties with reduced gas volumes and no reliable public production numbers, the decline was based on the reduced gas volumes but with a higher gas price incorporating the plant products as part of the gas price.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

The Mount Gilcrease Unit has significant Behind-Pipe reserves located throughout the unit.  Productive Calvin, Thurman, Earlsboro and Lower Booch sands are found in numerous wells; nineteen of these wells have been completed in these sands, although it should be noted that in these wellbores, additional Behind-Pipe sands still exist.   Behind-Pipe Lower Booch reserves were assigned to twenty-five (25) of the remaining forty-seven (47) wellbores on a ten acre tract basis and on ten (10) of the fifteen (15) wellbores for the Calvin, Thurman and Earlsboro sands on a 40 acre tract basis; utilizing the porosities, water saturation and feet of net pay exhibited in the well logs, a 90% gas recovery factor for the Calvin, Thurman and Earlsboro zones and a 20% recovery factor for the Booch zones.    These wells were scheduled to be completed in 2016 to 2020. These Behind-Pipe reserves are presented in two evaluations.

An additional two Gilcrease zones have been found to be productive in a recent recompletion and these same two zones are Behind-Pipe on the Britt Lease.  Reserves were determined volumetrically utilizing the average net pay; porosity and water saturation exhibited though the area and a 15% recovery factor with a ten acre drainage per Behind-Pipe well.  It is estimated that there are two wells with Behind-Pipe Gilcrease intervals in this lease.     Reserves were assigned using an average initial production rate and decline to produce the volumetric reserves of each well and the recompletions are scheduled for January 2015.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

The Butler property has an additional well with Behind-Pipe Gilcrease, Booch, Thurman and Earlsboro reserves.   Gas reserves were assigned the Thurman and Earlsboro on a 40 acre basis utilizing the exhibited net pays, porosities and water saturations and utilizing a 90% recovery factor and oil reserves for the Gilcrease and Booch on a ten acre basis utilizing a 20% recovery factor.  This recompletion was scheduled for January 2015.  There is also an additional drilling location to be completed in the Gilcrease, Booch and Senora formations that was assigned Proved Undeveloped reserves.   Reserves were determined volumetrically and by offset analogous production.

The Nan #1-30 has Behind-Pipe Booch and Thurman and the Nan #2-30 has Behind-Pipe Thurman.   The Nan #1-30 was scheduled to complete the Behind-Pipe zones in January 2014, and the Nan #2-30 was scheduled to complete the Behind-Pipe zone in April 2014.

The Provence A lease has six Behind-Pipe Cromwell zones which are scheduled to be recompleted in July 2014, 2015 and 2016.   There are also an additional two drilling locations which were scheduled to be drilled July 2014 and were assigned Proved Undeveloped reserves.  These reserves were assigned based on analogous production.

Reserve estimates are only as reliable as the amount and quality of data that is available.  The reserves assigned were developed with accepted engineering and evaluation principles, and are believed to be reasonable; however, the reserves should be accepted with the understanding that additional information subsequent to the date of this report might require their revision.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

ECONOMIC ANALYSIS

The SEC rules require an average oil and gas price to be used that is derived from the first of the month oil and gas spot market prices as of the first of the month beginning in January through December 2012.   The average posted price used was $88.48 per barrel and $2.65 per MCF.  The individual first of the month prices and average prices are as follows:

	OIL PRICE	GAS PRICE
JAN 1, 2012	$92.46	$3.04
FEB 1, 2012	$91.24	$2.54
MAR 1, 2012	$102.47	$2.34
APR 1, 2012	$96.70	$1.96
MAY 1, 2012	$99.84	$1.86
JUN 1, 2012	$76.91	$2.40
JUL 1, 2012	$78.99	$2.62
AUG 1, 2012	$82.94	$2.94
SEP 1, 2012	$90.50	$2.45
OCT 1, 2012	$86.51	$2.70
NOV 1, 2012	$81.13	$3.30
DEC 1, 2012	$82.05	$3.59
AVERAGE	$88.48	$2.65

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

The monthly oil price actually received was usually $2.32 per barrel above the posted prices and an oil price of $92.07 to $92.14 per barrel was generally  used for these properties.  This price was held constant for the life of the evaluation.

This average posted gas price was then adjusted by the individual remittances (differential) to assign the average price for each well.   Plant products were incorporated into the gas price.  For those properties in which only the processed gas volumes were available, incorporating the plant products resulted in high gas prices.   These gas prices were held constant for the life of this evaluation.

Operating expenses were examined and the average historical operating expenses were calculated for each property utilizing Joint Interest Billings supplied to Fieldpoint Petroleum.  The Behind-Pipe and Proved  Undeveloped properties were assigned operating expenses typical to the formation and area.  These operating expenses were held constant throughout the life of the evaluation.

The estimated costs for completing the Behind-Pipe zones in the Mount Gilcrease Unit are $20,000.00 per Lower Booch completion and $25,000.00 per well for the shallower gas completions (the shallower completions will require additional cementing costs) for a single zone completion.  The estimated costs for to recomplete the Nan #1 is $20,000.00 and the Nan #2 is $60,000.00.  The Butler Behind-Pipe completion is $25,000.00, with $60,000.00 to drill the additional well.   The Provence A Behind-Pipe recompletion costs are $20,000.00 per well with $40,000.00 to drill and complete each of the two proposed wells.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation
SEC Case

Applicable Severance and Ad Valorum Taxes have been considered in the economic evaluations.  No consideration has been given to depreciation or Federal or State Income Taxes.  Also, no future value was given for salvage equipment nor future costs to plug or abandon these wells (in most cases the salvage value is equal to plugging costs), for this evaluation.

GENERAL

In evaluating the information available for this appraisal only the engineering data was evaluated with no potential legal or accounting considerations.  The conclusions expressed were derived using accepted and sound engineering methods; however, inherent uncertainties in interpretations of engineering data do exist and the conclusions represent only informed professional judgment.

The basic data and computations are not in this report, but are available for inspection and study by authorized parties.  Should any additional information be required, please do not hesitate to call.

Sincerely,

Fletcher Lewis, P.E.

Fieldpoint- report2013  sec

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

WELL NAME	LOCATION	COUNTY	WORKING INTEREST %	NET REVENUE INTEREST %

ALEXANDER #1-3	3 B&B SUR	HEMPHILL	0.0585	0.0180
BARGER #1-11	11-9N-11W	CADDO	0.1953	0.1587
BARGER #2-11	11-9N-11W	CADDO	0.1953	0.1485
BARROW #1-31	31-10N-11W	CADDO	0.0974	0.0842
BARROW #2-31	31-10N-11W	CADDO	0.3896	0.3367
BRITT LEASE	20- 4N- 7E	PONTOTOC	25.0000	18.5797
BRITT 10 LEASE	20- 4N- 7E	PONTOTOC	25.0000	20.3125
LOWINDA BROWN #6-8	7-1N-8E	COAL	21.8750	9.5703	OIL
				19.5703	GAS
BUTLER LEASE	30-5N-8E	PONTOTOC	25.0000	20.9003
CHANUTE LEASE	36-5N-7E	PONTOTOC	25.0000	21.8750
CITY OF ARDMORE #1-3	3-5S-2E	CARTER	0.8536	0.6651
DEVAUGHAN #1-31	31-10N-11W	CADDO	0.3896	0.3367
DIAMOND LEASE	30- 5N- 8E	PONTOTOC	25.0000	20.8840
ECKROAT #1-15	15-12N-2W	OKLAHOMA	16.7637	13.4109
FRANK EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
IDA EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
FOLMAR #1-27	27-12N-2W	OKLAHOMA	17.1875	14.9274
DORA HELMS #3-2	2-1N-7E	OKLAHOMA	18.8423	15.7478
DORA HELMS #4-2	2-1N-7E	PONTOTOC	18.8423	17.1831
HENDRICKS #1-15	15-6N-9W	CADDO	0.1094	0.0634
HENDRICKS TRUST #1-27	27-12N-2W	OKLAHOMA	25.0000	20.3125
IDA HOLLIE #1-20	20-7N-23E	LEFLORE	0.5207	0.4232
IDA HOLLIE #2-20	20-7N-23E	LEFLORE	0.5207	0.4232
E E HOUSE #1-12	12-1N-7E	PONTOTOC	21.8750	9.5704	OIL
				19.1407	GAS
E E HOUSE #10-12	12-1N-7E	PONTOTOC	21.8750	9.5704	OIL
				21.8750	GAS
JESSIE #1-24	24-12N-13W	CADDO	0.4035	0.3531
JESSIE TOWNSITE #1-2	2-1N-7E	PONTOTOC	18.8064	17.0021
KOLB #1-15	15-12N-2W	OKLAHOMA	21.8750	17.7734

LEWIS #1-11	11-5N-2W	MCCLAIN	11.2386	9.6085

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

WELL NAME	LOCATION	COUNTY	WORKING INTEREST %	NET REVENUE INTEREST %
LIVELY #1-6	6-5N-20E	LATIMER	0.3906	0.2930
MCBRIDE #1-8	8-9N-11W	CADDO	0.0977	0.0794
MCCURTAIN #1-1	1-1N-7E	PONTOTOC	20.5625	17.9922
MCDONALD LEASE	19-5N-8E	PONTOTOC	25.0000	21.8750
MCINTOSH #1-11	11-4N-9W	COMANCHE	0.1297	0.0979
MOONEY #1-29	29-6N-2W	MCCLAIN	17.1875	13.6211
MOUNT GILCREASE #3-12	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-6	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-9	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE UNIT	25,26&35-5N-7E	PONTOTOC	25.0000	21.7707
MUSE #1-33	33-2N-7E	PONTOTOC	6.2500	5.4688
NAN #1-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NAN #2-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NORTHEAST FITTS UNIT	22 & 23-2N-7E	PONTOTOC	0.0009	.00075
PARMENTER #2-4	4-18N-15W	DEWEY	2.8438	2.2395
K O PAYNE #1-10	10-17N-12W	BLAINE	1.1349	0.9431
PETTYJOHN B	1- 1N- 7E	PONTOTOC	25.0000	20.5078
CE PETTYJOHN	1- 1N- 7E	PONTOTOC	25.0000	20.5078
GLADYS PETTYJOHN	1- 1N- 7E	PONTOTOC	25.0000	21.0937
POLLARD #2-31	31-19N-4W	LOGAN	4.5921	3.7411
POWELL D #1-22	22-7N-8W	GRADY	3.1250	2.5000
PROVENCE #1-2	2-1N-7E	PONTOTOC	25.0000	20.8733
PROVENCE A LEASE	2-1N-7E	PONTOTOC	25.0000	20.8733
ROSSER #1-31	31-10N-11W	CADDO	0.0974	0.0842
ROZIE #1-31	31-10N-11W	CADDO	0.0974	0.0760
SANDY A #1-8	8-1N-8E	COAL	4.9781	4.0771
SHAW #1-11	11-9N-11W	CADDO	0.1953	0.1587
R W SIMPSON #1-12	12-1N-7E	PONTOTOC	21.8750	19.1407
TEX #1-14	14-4N-16E	PITTSBURG	0.8203	0.6768
THOMAS #1-20	20-2N-7E	PONTOTOC	21.8750	18.8241
GEORGE THOMPSON #1-1	1-1N-7E	PONTOTOC	15.1563	12.3145
PHARR THOMPSON #1-2	2-1N-7E	PONTOTOC	5.6989	4.9680

GENERAL INFORMATION
FIELDPOINT PETROLEUM CORPORATION PROPERTIES

WELL NAME	LOCATION	COUNTY	WORKING INTEREST %		NET REVENUE INTEREST %
THOMPSON HEIRS #4 & 5-1	2-1N-7E	PONTOTOC	17.5938	15.0108
TROGDEN #1-15	15-6N-9W	CADDO	0.0936	0.0708
VIRGINIA #1-31	31-10N-11W	CADDO	0.0974	0.0676

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2013

NAME	STATUS	NET OIL	NET GAS	FUTURE NET	DISCOUNTED
		BBLS	MCF	CASHFLOW	10% $

ALEXANDER #1-3	PDP	0	0	0	0
BARGER #1-11	PDP	4	205	337	264
BARGER #2-11	PDP	0	7,185	25,956	14,734
BARROW #1-31	PDP	2	200	294	230
BARROW #2-31	PDP	4	830	1,513	1,171
BRITT LEASE	PDP	0	0	0	0
BRITT LEASE	BHP	6,799	0	531,879	272,697
BRITT 10 LEASE	PDP	0	0	0	0
LOWINDA BROWN #6-8	PDP	175	3,186	12,209	10,294
BUTLER LEASE	PDP	288	0	6,801	5,898
	BHP	564	60,389	84,479	60,045
	PUD	9,405	11,286	621,793	232,948
CHANUTE LEASE	PDP	2,058	0	104,276	66,420
CITY OF ARDMORE #1-3	PDP	0	220	29	28
DEVAUGHAN #1-31	PDP	8	949	1,725	1,292
DIAMOND LEASE	PDP	19,075	0	1,289,475	783,123
ECKROAT #1-15	PDP	187	0	4,676	3,725
FRANK EDGE #1-11	PDP	2	38	41	38
IDA EDGE #1-11	PDP	9	326	762	573
FOLMAR #1-27	PDP	4,812	0	348,480	202,889
DORA HELMS #3-2	PDP	255	2,277	30,260	20,716
DORA HELMS #4-2	PDP	0	2,392	19,125	13,164
HENDRICKS #1-15	PDP	0	26	12	10
HENDRICKS TRUST #1-27	PDP	0	0	0	0
IDA HOLLIE #1-20	PDP	0	2,265	2,669	1,985
IDA HOLLIE #2-20	PDP	0	0	0	0
E E HOUSE #1-12	PDP	0	0	0	0
E E HOUSE #10-12	PDP	0	6,241	8,524	6,731
JESSIE #1-24	PDP	0	0	0	0
JESSIE TOWNSITE #1-2	PDP	4,056	0	302,564	171,537
KOLB #1-15	PDP	0	0	0	0
LEWIS #1-11	PDP	214	3,205	16,648	11,351
LIVELY #1-6	PDP	0	338	319	286

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2013

NAME	STATUS	NET OIL	NET GAS	FUTURE NET	DISCOUNTED
		BBLS	MCF	CASHFLOW	10% $
MCBRIDE #1-8	PDP	0	0	0	0
MCCURTAIN #1-1	PDP	0	0	0	0
MCDONALD LEASE	PDP	0	0	0	0
	BHP	6,264	16,615	478,134	287,326
MCINTOSH #1-11	PDP	0	0	0	0
MOONEY #1-29	PDP	1,423	0	70,459	39,975
MOUNT GILCREASE #3-12	PDP	0	0	0	0
MOUNT GILCREASE #8-6	PDP	0	0	0	0
MOUNT GILCREASE #8-9	PDP	0	0	0	0
MOUNT GILCREASE UNIT	PDP	10,531	0	298,505	243,175
	BHP	0	264,931	217,317	147,472
	BHP	84,818	0	5,999,088	2,382,128
MUSE #1-33	PDP	1,127	0	75,655	41,798
NAN #1-30	PDP	1,086	0	40,882	29,209
	BHP	0	17,553	7,378	5,900
NAN #2-30	BHP	2,974	0	225,110	155,027
NORTHEAST FITTS UNIT	PDP	188	0	7,489	5,239
PARMENTER #2-4	PDP	4	466	279	247
K O PAYNE #1-10	PDP	0	0	0	0
PETTYJOHN B	PDP	0	0	0	0
CE PETTYJOHN	PDP	0	0	0	0
GLADYS PETTYJOHN	PDP	0	0	0	0
POLLARD #2-31	PDP	90	3,881	9,776	6,138
POWELL D #1-22	PDP	0	3,466	3,155	2,421
PROVENCE #1-2	PDP	0	0	0	0
PROVENCE A LEASE	PDP	0	14,914	212,068	118,671
	BHP	12,654	0	824,073	459,703
	PUD	4,281	0	269,274	160,467
ROSSER #1-31	PDP	1	197	282	206
ROZIE #1-31	PDP	2	258	406	314
SANDY A #1-8	PDP	0	0	0	0
SHAW #1-11	PDP	0	0	0	0
R W SIMPSON #1-12	PDP	0	0	0	0

RESERVE AND ECONOMIC EVALUATION
FIELDPOINT PETROLEUM CORPORATION
AS OF JANUARY 1, 2013

NAME	STATUS	NET OIL	NET GAS	FUTURE NET	DISCOUNTED
		BBLS	MCF	CASHFLOW	10% $
TEX #1-14	PDP	0	1,032	280	236
THOMAS #1-20	PDP	11,838	0	897,338	521,975
GEORGE THOMPSON #1-1	PDP	2,284	0	139,854	81,221
PHARR THOMPSON #1-2	PDP	0	0	0	0
THOMPSON HEIRS #4 & 5-1	PDP	3,204	0	190,930	112,412
TROGDEN #1-15	PDP	0	0	0	0
VIRGINIA #1-31	PDP	1	259	296	241

PROVED DEVELOPED PRODUCING		62,927	54,355	4,124,348	2,519,939
BEHIND-PIPE		114,073	359,488	8,367,457	3,770,299
PROVED UNDEVELOPED		13,686	11,286	891,067	393,415

SUMMARY PROVED		190,686	425,129	13,382,872	6,683,652